UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2011

Adolor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30039	31-1429198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

(484) 595-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Definitive Material Agreement.

On January 31, 2011, Adolor Corporation, a Delaware corporation (the “Company”) entered into an Amended and Restated Rights Agreement (the “Amended Rights Agreement”) with StockTrans, a Broadridge Company, as rights agent (the “Rights Agent”), which amends and restates in its entirety the terms of the Rights Agreement dated as of February 20, 2001, between the Company and the Rights Agent (the “Original Rights Agreement”). The Amended Rights Agreement is intended to extend rights and protections (with certain modifications) similar to those provided by the Original Rights Agreement.

The principal purposes of the Amended Rights Agreement are to:

(i)            extend the final expiration date of the rights to 5:00 p.m., New York City time, on January 31, 2021;

(ii)           amend the definition of “Acquiring Person” to increase from 15% to 20% the beneficial ownership requirements under such definition;

(iii)          include an exception to the definition of “Acquiring Person” for persons whom the board of directors of the Company determines became an “Acquiring Person” solely as a result of an inadvertent acquisition of the Company’s Common Stock without any intention of changing or influencing the control of the Company;

(iv)          expand the definition of “Beneficial Ownership” to include certain derivative securities relating to the Company’s Common Stock;

(v)           decrease the purchase price for one ten-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock payable upon an exercise of a right to $18.00;

(vi)          add a provision whereby the governance and nominating committee (or another designated committee) of the Company’s board of directors will review the Amended Rights Agreement at least once every three years to consider whether the Amended Rights Agreement continues to be in the best interests of the Company and its stockholders; and

(vii)         add a provision providing for entry into a “Trust Agreement” to, among other things, verify that any rights that are to be exchanged under the Amended Rights Agreement are not beneficially owned by an Acquiring Person; and

(viii)        make certain other technical and conforming changes that the Company determined were necessary or desirable.

The Company described the material terms of the Original Rights Agreement in Item 1 of its Registration Statement on Form 8-A, dated February 22, 2001, as amended April 8, 2003, and incorporates that description herein by this reference, appropriately modified as set forth above. The foregoing description of the Amended Rights Agreement is qualified in its entirety by reference to the Amended Rights Agreement, a copy of which was filed as an exhibit to the Company’s Form 8-A/A (Amendment No. 2) filed on with the Securities and Exchange Commission on January 31, 2011 and which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth under Item 1.01 above are incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1

Amended and Restated Rights Agreement, dated as of January 31, 2011, between Adolor Corporation and StockTrans, a Broadridge Company, which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participation Preferred Stock (Exhibit A), the Form of Rights Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C) (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A/A (Amendment No. 2) filed with the Securities and Exchange Commission on January 31, 2011, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLOR CORPORATION

	By:	/s/ John M. Limongelli
	Name:	John M. Limongelli
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: January 31, 2011